Exhibit 10.1

CH2M HILL Companies, Ltd.

Death Benefit Only Plan

ARTICLE I

PURPOSE AND SPECIFICATIONS

CH2M HILL Companies, Ltd., a Delaware corporation, hereby amends and restates the CH2M HILL Companies, Ltd.  Death Benefit Only Plan (the “Plan”) to provide select employees of CH2M HILL Companies, Ltd.  with a pre-retirement employment benefit similar to term life insurance.  This Plan is effective as of September 13, 2012.

ARTICLE II

DEFINITIONS

2.1                               “Affiliated Companies” means any corporation, limited liability company, partnership or other business entity or division or department of an entity, having employees to whom the Company has extended (with the acceptance of such entity), and, if such ownership level is less than 50%, for legitimate business reasons, the benefits of this Plan, or any successor entities of such an entity and in which the Company owns directly or indirectly at least 20% of the entity.

2.2                               “Base Pay” means the annual base salary of the Employee effective on January 1 of the calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, other incentive pay paid to the Employee by the Company, commissions, fringe benefits, stock options, relocation expenses, non-monetary awards, automobile and other allowances and compensation paid during any period of disability as determined under the Company’s short term or long term disability plan.  Base Pay shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of the Company and shall be calculated to include amounts not otherwise included in the Participant’s gross income pursuant to a cafeteria plan or 401(k) plan established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

2.3                               “Beneficiary” means the person(s) described in Article V who is entitled to receive benefits under the Plan after the death of a Participant.

2.4                               “Code” means the Internal Revenue Code of 1986, as amended from time to time.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.5                               “Committee” means the committee described in Article VI of the Plan.

2.6                               “Company” means CH2M HILL Companies, Ltd., a Delaware corporation (“Ltd.”), and Affiliated Companies.

2.7                               “Employee” means any individual employed full time or part time by the Company.

2.8                               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.  Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.9                               “Participant” means any Employee who participates in this Plan in accordance with Article III.

ARTICLE III

PARTICIPATION

3.1                               Commencement of Participation.  The Committee shall select the Employees who shall participate under the Plan.  Employees shall only be eligible for selection if they constitute part of a “select group of management or highly compensated employees” within the meaning of such phrase as it is used in Subtitle B of Title I of ERISA and who are also a current participant under the CH2M HILL Companies, Ltd. Supplemental Executive Retirement and Retention Plan.

3.2                               Reinstatement of Former Participant.  A former Participant who is reemployed by the Company shall only become a Participant again on the date he or she is reemployed if he or she is affirmatively selected to participate again by the Committee.

3.3                               Term of Participation.  If a Participant ceases to be an Employee of the Company by reason of involuntary or voluntary termination or retirement, the Participant is no longer eligible for the benefit as described in Article IV.  Selection as a Participant may be revoked at any time at the discretion of the Committee which may result in a loss of eligibility of the benefit under this Plan.

3.4  Required Documentation and Related Conditions to Eligibility.  In no event shall an Employee become a Participant before filling out all documentation and taking any other steps required by the Committee as a condition of participating in the Plan.  Such steps shall include the filling out of a life insurance consent card and may include the taking of a physical examination or such other steps as are required as a condition to the Company’s purchase of life insurance on the life of the Participant.

Notwithstanding any other provisions of this Plan, the eligibility of an Employee to participate in the Plan is conditioned on a determination that life insurance on the life of such Participant can be purchased at standard rates.  If an Employee cannot be insured at standard rates, then, notwithstanding the initial selection of such Employee, the Committee may determine in its complete discretion that the Employee shall not participate in the Plan.

ARTICLE IV

PLAN BENEFIT

4.1                               Benefit.  In the event of a Participant’s death, the Company shall pay an amount equal to five times Base Pay in a lump sum to the Participant’s Beneficiary within 90 days after the Participant’s date of death with the date of such distribution determined solely by the Company.

4.2                          Certain Limitations.  The Company has purchased certain life insurance policies on the lives of Participants.  Notwithstanding any other provision of the Plan, no benefits shall be payable under the Plan if death occurs under circumstances such that the policy on the life of a Participant does not pay a full death benefit, as will occur, for example, in the case of suicide or other circumstances within two years after the policy date.

ARTICLE V

BENEFICIARIES

5.1                               Designation.  Each Participant shall have the right to designate, on forms provided by the Committee, a Beneficiary to receive the benefits provided under the Plan in the event of the Participant’s death, and shall have the right at any time to revoke such designation or to substitute another such Beneficiary.  Any such change shall be effective on the date of written notice from the Participant naming a new or additional Beneficiary.  Such notice shall be delivered to the Committee or its designee.

5.2                               Absence of Valid Designation.  If, upon the death of a Participant, there is no valid designation of Beneficiary on file with the Committee, the Committee shall designate the Participant’s surviving spouse as Beneficiary, or if there is no surviving spouse, the Participant’s estate.

ARTICLE VI

ADMINISTRATION OF THE PLAN

6.1                               Committee.  The Plan shall be administered by the Compensation Committee appointed by and serving at the pleasure of the Board.  The composition of the Committee shall consist of those members as described in the Charter of the Committee, as may be amended from time to time (the “Charter”).

6.2                               Committee Meetings and Actions.  The Committee shall hold meetings and have the authority to take such action as determined in the Charter.

6.3                               Powers of Committee.  The Committee shall, in its sole discretion, select the Participants from among the Employees and establish such other terms under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan.  The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company.  The Committee may from time to time delegate its responsibilities as it determines is necessary, in its sole discretion.  The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.  The Committee has delegated to the Chief Executive Officer (CEO) and Chief Human Resources Officer (CHRO), acting jointly, to distribute the beneficiary forms and collect the beneficiary notices, and other administrative features of the Plan as well as to select those Employees (other than the CEO and CHRO) who will participate in the Plan from time to time.  The CEO and CHRO shall inform the Committee of any such decisions at the next regularly scheduled Committee meeting.  Day to day administration of the Plan shall be performed by employees of the Company.

6.4                               Interpretation of Plan.  The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its shareholders, and all persons having any interest in the Plan.

6.5                               Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company’s approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person’s own behalf.  The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE VII

AMENDMENT OR TERMINATION OF PLAN

In its discretion and acting in a nonfiduciary capacity, the Company shall have the right to amend or terminate this Plan at any time, and to amend or cancel any such action.  Plan amendments shall be stated in a written document in the same manner as the Plan, and the Plan shall be deemed to have been amended in the manner and at the time therein set forth, and all Participants and Beneficiaries shall be bound thereby.

ARTICLE VIII

CHANGE OF CONTROL

No amendment of this Plan shall be effective that lessens the benefits under this Plan to Participants and Beneficiaries if adopted at any time after the date that is six months prior to a Change of Control.  An amendment to the definition of Change of Control and modifying the consequences of a Change of Control shall be permissible if adopted prior to the date that is six months before a Change of Control.

For purposes of the Plan, a Change of Control will occur if any one of the following events occurs:

(a)                                Any one person, or more than one person acting as a group, acquires ownership of stock of Ltd. (that, together with stock held by such person or group, constitutes more than 50% of the total fair value of Ltd. stock.  However, if any one person or more than one person acting as a group, owns more than 50% of the total fair value of Ltd. stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of Ltd. (or to cause a change in the effective control of Ltd.).

(b)                                There is a change in the effective control of Ltd.  A change in the effective control of Ltd. occurs on the date that either:

(i)      Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Ltd. that represents 30% or more of the total voting power of Ltd. stock; or

(ii)     a majority of members of the Board of Directors of Ltd. is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

(c)                                 Any one person, or more than one person acting as a group, acquires ownership of all or substantially all of the assets of Ltd.

(d)                                The stockholders of Ltd. approve a plan of liquidation or dissolution of Ltd. and such transaction is consummated.

For purposes of the definition in this Article VIII “persons acting as a group” shall have the following meaning:  Persons will not be considered to be acting as a group solely because they purchased stock of Ltd. at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1                               Information to be Furnished.  Participants and Beneficiaries shall provide the Committee with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of administration of the Plan.

9.2                               Limitation on Participants’ Rights.  Participation in the Plan shall not give any Employee the right to be retained in the Company’s employ, or any right or interest in the benefits provided under the Plan other than as herein provided.  The Company reserves the right to dismiss any Employee without any liability for any claim either against the Plan, except to the extent herein provided, or against the Company.

9.3                               Governing Law.  The Plan shall be construed, administered and enforced according to the laws of the State of Delaware except to the extent the law of such state is superseded by ERISA or other federal laws.

9.4                               Receipt and Release.  Any payment to any Beneficiary in accordance with the provisions of the Plan shall be, to the extent thereof, in full satisfaction of all claims against the Committee and the Company; and the Company may require such Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

9.5                               Nonassignability.  None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of any Participant or Beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such person, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which may be payable under the Plan.

9.6                               Incompetency.  Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person or institution deemed by the Committee to have incurred expense for such person otherwise entitled to payment.  To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

9.7                               Benefits Solely from General Assets.  The benefits provided by the Plan shall be paid solely from the general assets of the Company.  No Participant, Beneficiary or other person shall have any claim against, right to, or security or other interest in, any specific fund, account, insurance policy, or other asset of the Company with respect to benefits under the Plan.

9.8                               Tax Withholding.  Any benefits payable to a Beneficiary under the Plan shall be reduced to the extent of any withholding of the Beneficiary’s income taxes by the Company as required by law.

ARTICLE X

ESTABLISHMENT OF TRUST

Rabbi Trust.  The Company may, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Plan.  Payments under the Plan may be paid from the general assets of the Participating Employer or from the assets of any such rabbi trust.  Payment from any such source shall reduce the obligation owed to the Participant or Beneficiary under the Plan.